Exhibit 99.1

Sigma Labs Appoints Jacob Brunsberg as Chief Executive Officer

Mark Ruport Transitions to Chairman of the Board of Directors

Appointment to Accelerate Company’s Recent Business Model Evolution to Enable Distribution at Scale for a High Margin, Software-Only In-situ Quality Monitoring and Analytics Solution

SANTA FE, NM – April 4, 2022 - Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a leading developer of quality assurance software to the commercial 3D printing industry, today announced Jacob Brunsberg, President and Chief Operating Officer, has been appointed as Chief Executive Officer of Sigma Labs, effective April 1st. Mark Ruport, Sigma labs’ Chief Executive Officer will transition to the role of Chairman of the Board of Directors, replacing John Rice who will continue to serve as a Director.

Mr. Brunsberg joined Sigma Labs in September 2021 as Senior Vice President and subsequently was promoted to President and Chief Operating Officer with responsibility for product direction, strategic relationships, sales, marketing and engineering. Mr. Brunsberg is an accomplished additive manufacturing (“AM”) executive who has continued to strengthen the Company’s in-process quality assurance product development and commercialization programs.

“We are privileged that Jacob has accepted the position of CEO, bringing a deep understanding of the additive manufacturing industry and an impressive track record of achievements since joining the Company,” said Mr. Ruport. “He has been instrumental in transitioning our business model to enable distribution scale for a software only solution through a flexible OEM model with subscription-based pricing which will lower the barrier of entry for customers with multi-printer factories. This change is gaining momentum with customers and makes Jacob the ideal person to guide our continued transition and execute our plan,” he added.

“It has been an honor to serve as CEO of Sigma Labs, and I want to offer my sincere thanks to our employees whose hard work and dedication have allowed us to achieve so much. I look forward to leading the Board of Directors and focusing on maintaining and building on our Tier-1 customer relationships. I am confident Jacob is the executive best suited to guide our company into the future and I look forward to working closely with him to ensure a smooth transition and to our continued success,” concluded Ruport.

Mr. Brunsberg added, “Mark’s tenure and achievements as CEO positioned the company with first mover advantage supported by a strong financial foundation which positions us to deliver on our goals. He and the team have built a company with a portfolio of customers that are the leading 3D metal AM organizations in the world and led our transition to a business model focused on their success, recurring revenue, and profitability. I am thrilled to lead Sigma Labs into its next exciting phase as I believe its aggressive shift to software only for OEMs will allow us to continue to scale and accelerate the adoption of AM by setting the standard for In-situ Quality Monitoring and Analytics. I look forward to working with Sigma Labs’ executive team in driving growth for the company and building long-term-shareholder value.”

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA™) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring and analytics solutions known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of industrial 3D printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, and other uncertainties described in the “Risk Factors” section of Sigma Labs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022, and which may be viewed at www.sec.gov.

Contacts:

Investor Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com